UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2005

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Pursuant to Section 3.01 of the Indenture dated as of February 6, 2002 between Acxiom Corporation and U.S. Bank National Association, as trustee, we instructed the trustee to redeem our 3.75% convertible subordinated notes due 2009 (the “Notes”) in an aggregate principal amount outstanding of $175,000,000. On February 17, 2005, the trustee delivered a Notice of Redemption providing for the redemption of the Notes on March 9, 2005 (the “Redemption Date”) at 102.143% of the principal amount outstanding plus accrued interest to, but excluding, the Redemption Date.

Holders of the Notes may convert the Notes into shares of our common stock at any time prior to 5:00 P.M. New York time on March 8, 2005. Holders who want to convert the Notes must satisfy the requirements of the Indenture. The conversion rate is 54.79 shares of our common stock per $1,000 principal amount of the Notes, or a conversion price of $18.25 per share. All holders of the Notes who have not converted their Notes as of 5:00 P.M. New York time on March 8, 2005 will forfeit their conversion rights and thereafter will be entitled to receive only the redemption price set forth in the Indenture, together with any interest that is accrued but unpaid to, but excluding, the Redemption Date.

We have entered into a Commitment Letter dated February 16, 2005 with JPMorgan Chase Bank, N.A. and J.P. Morgan Securities, Inc. whereby such entities agree to structure and arrange, as needed in connection with the redemption of the Notes, a senior revolving credit facility in an aggregate amount of up to $300,000,000 (the “Facility”). The obligations of JPMorgan Chase Bank, N.A. under the Commitment Letter are subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to the Facility.

In connection with the redemption of the Notes, we expect to record a non-cash charge of approximately $3.4 million in our fourth fiscal quarter related to the write-off of unamortized deferred financing costs. The premium paid, if any, in connection with the redemption of the Notes will be recorded as a cash charge in the fourth quarter. If all of the outstanding Notes are converted into our common stock prior to the Redemption Date, we will avoid approximately $6.6 million in cash interest payments annually to February 15, 2009, the maturity date of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2005

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Business Development/Legal Leader